SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

October 7, 2009

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Interclick, Inc.
File Reference No. 333-141141

We were previously the independent registered public accounting firm for Interclick, Inc. and under the date of March 19, 2009, we reported on the consolidated financial statements of Interclick, Inc. and Subsidiaries, as of December 31, 2008 and 2007, and for the year ended December 31, 2008 and for the period from June 14, 2007 (Inception) to December 31, 2007.

Effective October 5, 2009 we were dismissed as the independent registered public accounting firm. We have read Interclick, Inc.'s disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on Interclick, Inc's Form 8-K dated October 5, 2009 to be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

Salberg & Company P.A.

SALBERG & COMPANY, P.A.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com